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                                                                    EXHIBIT 10.3

                             AMENDMENT NO. 2 TO THE
                   AMENDED AND RESTATED INFERENCE CORPORATION
                             1993 STOCK OPTION PLAN


         The Amended and Restated Inference Corporation 1993 Stock Option Plan (the "Plan") shall be and hereby is amended by Inference Corporation, a California corporation (the "Company"), pursuant to this Amendment No. 2 ("Amendment") as follows:

         1. Subject to the approval of the Company's share-holders, Section 4 of the Plan is hereby deleted and replaced by the following:

              "4.  Number of Shares. The maximum aggregate number of shares
                   ----------------
    which may be optioned and sold under these Plans is One Million Three Hundred Thousand (1,300,000) shares of authorized but unissued Common Stock of the Company. If Options granted under the Plans shall terminate or expire without being exercised, in whole or in part, the shares subject to such unexercised Options may again be subjected to an Option under these Plans."

         2. Except as expressly provided hereinabove, the provisions of the Plan shall remain in full force and effect as set forth therein.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment as of the date hereof.


Dated:  March 28, 1996        INFERENCE CORPORATION,
                              a California corporation


                              By:   /s/ William D. Griffin
                                    ---------------------------------------
                                    William D. Griffin, Senior
                                    Vice President and Chief
                                    Financial Officer


                                Exhibit 10.3-1